UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	September 16, 2008
(Date of earliest event reported):	September 16, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events.

Fulton Financial Corporation ("Fulton”) is a Lancaster, Pennsylvania-based financial holding company which has over 3,900 employees and operates more than 265 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following ten bank affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust Company, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ and The Columbia Bank, Columbia, MD.

On September 16, 2008, Fulton announced that the boards of directors of Fulton’s three Maryland banks have reached an agreement in principle to merge. Hagerstown Trust Company, and The Peoples Bank of Elkton will merge into The Columbia Bank and the surviving bank will be The Columbia Bank. This action is subject to approval by bank regulatory authorities and is expected to be completed during the third quarter of 2009. Fulton’s press release announcing the merger of its three Maryland banks is attached hereto as Exhibit 99.1 and incorporated herein.

The press release attached as an exhibit to this Current Report may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, which are based on Fulton’s current expectations, plans, products, services, financial performance and projections about future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include, but are not limited to, the general financial, economic, regulatory and political conditions affecting the banking and financial services industries. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Financial Corporation press release dated September 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

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